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SENSATA TECHNOLOGIES HOLDING N.V. ANNOUNCES THIRD QUARTER 2014 RESULTS

•	Third quarter 2014 Net revenue was $577.1 million.

•	Third quarter 2014 Net income was $82.0 million, or $0.48 per diluted share.

•	Third quarter 2014 Adjusted net income[1] was $107.7 million, or $0.63 per diluted share.

Almelo, the Netherlands – October 28, 2014 - Sensata Technologies Holding N.V. (NYSE: ST) (the “Company”) announces results of its operations for the three and nine months ended September 30, 2014.

Highlights of the Three and Nine Months ended September 30, 2014

Net revenue for the third quarter 2014 was $577.1 million, an increase of $78.2 million, or 15.7%, from $498.9 million for the third quarter 2013. Net income for the third quarter 2014 was $82.0 million, or $0.48 per diluted share. This compares to Net income for the third quarter 2013 of $66.0 million, or $0.37 per diluted share. Adjusted net income1 for the third quarter 2014 was $107.7 million, or $0.63 per diluted share, which was 18.7% of Net revenue. This was an increase of 10.1% compared to Adjusted net income1 for the third quarter 2013 of $97.9 million, or $0.55 per diluted share, which was 19.6% of Net revenue. Integration charges related to acquisitions were $2.4 million for the third quarter of 2014 as compared to $0.6 million for the third quarter of 2013.

Net revenue for the nine months ended September 30, 2014 was $1,704.5 million, an increase of $228.8 million, or 15.5%, from $1,475.7 million for the nine months ended September 30, 2013. Net income for the nine months ended September 30, 2014 was $214.2 million, or $1.24 per diluted share. This compares to Net income for the nine months ended September 30, 2013 of $121.1 million, or $0.67 per diluted share. Adjusted net income1 for the nine months ended September 30, 2014 was $312.6 million, or $1.81 per diluted share, which was 18.3% of Net revenue. This was an increase of 11.5% compared to Adjusted net income1 for the nine months ended September 30, 2013 of $280.3 million, or $1.56 per diluted share, which was 19.0% of Net revenue.

"We continue to deliver on our promises of strong organic revenue growth driven by increasing content and superior capital deployment through high-returning acquisitions," said Martha Sullivan, President and Chief Executive Officer. “We are also excited to welcome the high-performance teams of both DeltaTech Controls and Schrader International. These businesses will make great additions to Sensata.”

The Company spent $38.0 million, or 6.6% of Net revenue, on research, development and engineering related costs in the third quarter of 2014 to fund growth initiatives. These costs reside in both the Cost of revenue and the Research and development lines of the Condensed Consolidated Statements of Operations.

The Company’s ending cash balance at September 30, 2014 was $196.7 million. During the first nine months of 2014, the Company generated cash of $280.1 million from operations, used cash of $391.7 million in investing activities and used cash of $9.6 million in financing activities.

The Company recorded an income tax benefit of $22.0 million for the third quarter 2014. Approximately $7.0 million of the provision, or 5.1% of Adjusted EBIT, related to taxes that are payable in cash and approximately $(29.0) million related to deferred income tax expense and other income tax expense.

The Company’s total indebtedness at September 30, 2014 was $1.9 billion. The Company’s Net debt2 was $1.7 billion, resulting in a Net leverage ratio2 of 2.9x as of September 30, 2014. After the end of the quarter, the Company issued an additional $1.0 billion of debt comprised of new Senior Notes and Term Loans to fund the acquisition of Schrader International.

Segment Performance

	Three months ended		Nine months ended
$ in 000s	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Sensors net revenue	$429,020	$358,159	$1,261,736	$1,052,124
Sensors profit from operations	118,056	109,918	354,386	311,948
% of Sensors net revenue	27.5%	30.7%	28.1%	29.6%

Controls net revenue	$148,075	$140,727	$442,806	$423,593
Controls profit from operations	44,765	41,638	132,454	130,708
% of Controls net revenue	30.2%	29.6%	29.9%	30.9%

Guidance
The Company anticipates Net revenue of $680 to $705 million for the fourth quarter 2014, which, at the midpoint, is 37% higher than fourth quarter 2013 Net revenue of $505 million. The Company further anticipates Adjusted EBITDA of $148 to $158 million for the fourth quarter 2014. In addition, the Company expects Adjusted net income1 of $84 to $92 million, or $0.49 to $0.54 per diluted share for the fourth quarter 2014. This guidance includes anticipated dilution of approximately $(0.09) to $(0.11) per diluted share associated with the acquisition of Schrader International. This guidance assumes a diluted share count of 170.9 million for the fourth quarter 2014.

1See Non-GAAP Measures for discussion of Adjusted net income which includes a reconciliation of this measure to Net income.

2Net debt represents total indebtedness including Capital lease and other financing obligations, less Cash and cash equivalents.  The Net leverage ratio represents Net debt divided by Adjusted EBITDA for the last twelve months.

Company Earnings Conference Call

The Company will conduct a conference call today at 8:00 AM eastern time to discuss the financial results for its third quarter ended September 30, 2014. The U.S. dial in number is 877-486-0682 and the non-U.S. dial in number is 706-634-5536. The passcode is 14443880. A live webcast and a replay of the conference call will also be available on the investor relations page of the Company’s website at http://investors.sensata.com.

About Sensata Technologies Holding N.V.

Sensata Technologies Holding N.V. is one of the world’s leading suppliers of sensing, electrical protection, control and power management solutions with operations and business centers in sixteen countries.  Sensata’s products improve safety, efficiency and comfort for millions of people every day in automotive, appliance, aircraft, industrial, military, heavy vehicle, heating, air-conditioning and ventilation, data, telecommunications, recreational vehicle and marine applications. For more information, please visit Sensata’s website at www.sensata.com.

Safe Harbor Statement

This earnings release contains forward-looking statements within the meaning of the federal securities laws.  These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable, and our future prospects, developments and business.  Such forward-looking statements include, among other things, the Company’s anticipated results for the fourth quarter 2014.  Such statements involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Factors that might cause these differences include, but are not limited to, risks associated with: worldwide economic conditions; general conditions in the automotive industry; continued fundamental changes in the industries in which the Company operates; the Company’s ability to maintain existing relationships with customers and its exposure to industry and customer-specific demand fluctuations; pricing and other pressures from customers; resources required to integrate acquired companies; risks associated with the Company’s non-US operations; the Company's ability to attract and retain key personnel; competitive pressures in the markets in which the Company competes, which could require the Company to lower its prices or result in reduced demand for its products; and the Company’s ability to secure financing to operate and grow its business or to explore opportunities.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether to reflect any future events or circumstances or otherwise.  For a discussion of potential risks and uncertainties, please refer to the risk factors listed in the Company’s SEC filings.  Copies of the Company’s filings are available from its Investor Relations department or from the SEC website, www.sec.gov.

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Operations
(Unaudited)

(In 000s, except per share amounts)
	For the three months ended		For the nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net revenue	$577,095	$498,886	$1,704,542	$1,475,717
Operating costs and expenses:
Cost of revenue	371,940	309,061	1,097,585	940,442
Research and development	19,525	15,189	55,681	43,113
Selling, general and administrative	52,985	40,355	148,295	121,430
Amortization of intangible assets	35,985	33,670	100,562	100,706
Restructuring and special charges	4,543	512	7,148	4,538
Total operating costs and expenses	484,978	398,787	1,409,271	1,210,229
Profit from operations	92,117	100,099	295,271	265,488
Interest expense	(23,874)	(23,476)	(70,973)	(71,573)
Interest income	321	232	910	780
Other, net	(8,578)	9,390	(4,108)	(25,411)
Income before taxes	59,986	86,245	221,100	169,284
(Benefit from)/provision for income taxes	(21,977)	20,223	6,871	48,226
Net income	$81,963	$66,022	$214,229	$121,058

Net income per share:
Basic	$0.49	$0.38	$1.26	$0.69
Diluted	$0.48	$0.37	$1.24	$0.67

Weighted-average ordinary shares outstanding:
Basic	168,554	175,941	170,463	176,362
Diluted	170,765	178,629	172,611	179,519

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

($ in 000s)
	For the three months ended		For the nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net income	$81,963	$66,022	$214,229	$121,058
Other comprehensive income/(loss), net of tax:
Net unrealized gain/(loss) on derivative instruments designated and qualifying as cash flow hedges	18,044	(7,892)	22,097	(1,044)
Amortization of net loss and prior service (credit)/cost on defined benefit and retiree healthcare plans	(170)	434	(370)	1,306
Other comprehensive income/(loss)	17,874	(7,458)	21,727	262
Comprehensive income	$99,837	$58,564	$235,956	$121,320

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Balance Sheets
(Unaudited)

($ in 000s)
	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$196,737	$317,896
Accounts receivable, net of allowances	378,747	291,723
Inventories	274,306	183,395
Deferred income tax assets	25,408	20,975
Prepaid expenses and other current assets	56,131	41,642
Total current assets	931,329	855,631
Property, plant and equipment, net	419,461	344,657
Goodwill	1,886,002	1,756,049
Other intangible assets, net	592,920	502,388
Deferred income tax assets	10,623	10,623
Deferred financing costs	18,459	19,132
Other assets	21,846	10,344
Total assets	$3,880,640	$3,498,824

Liabilities and shareholders’ equity
Current liabilities:
Current portion of long-term debt, capital lease and other financing obligations	$168,379	$8,100
Accounts payable	219,478	177,539
Income taxes payable	3,788	5,785
Accrued expenses and other current liabilities	172,301	123,239
Deferred income tax liabilities	2,012	3,829
Total current liabilities	565,958	318,492
Deferred income tax liabilities	322,440	281,364
Pension and post-retirement benefit obligations	32,343	19,508
Capital lease and other financing obligations, less current portion	46,525	48,845
Long-term debt, net of discount, less current portion	1,663,708	1,667,021
Other long-term liabilities	25,769	22,006
Total liabilities	2,656,743	2,357,236
Total shareholders’ equity	1,223,897	1,141,588
Total liabilities and shareholders’ equity	$3,880,640	$3,498,824

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

($ in 000s)	For the nine months ended
	September 30, 2014	September 30, 2013
Cash flows from operating activities:
Net income	$214,229	$121,058
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	45,161	38,034
Amortization of deferred financing costs and original issue discounts	3,605	3,291
Currency remeasurement gain on debt	(2)	(354)
Share-based compensation	9,920	7,358
Loss on debt refinancing	—	7,111
Amortization of inventory step-up to fair value	1,658	—
Amortization of intangible assets	100,562	100,706
(Gain)/loss on disposition of assets	(578)	946
Deferred income taxes	(13,280)	24,598
Gains from insurance proceeds	(2,417)	(5,000)
Unrealized loss on hedges and other non-cash items	7,023	12,203
Changes in operating assets and liabilities, net of effects of acquisitions	(85,734)	(1,185)
Net cash provided by operating activities	280,147	308,766

Cash flows from investing activities:
Additions to property, plant and equipment and capitalized software	(101,104)	(55,523)
Insurance proceeds	2,417	6,400
Proceeds from the sale of assets	5,467	326
Acquisition payments, net of cash received	(298,525)	(411)
Net cash used in investing activities	(391,745)	(49,208)

Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	18,083	17,229
Proceeds from issuance of debt	195,000	500,000
Payments on debt	(40,993)	(709,816)
Repurchase of ordinary shares from SCA	(169,680)	—
Payments to repurchase ordinary shares	(11,971)	(126,155)
Payments of debt issuance costs	—	(6,156)
Net cash used in financing activities	(9,561)	(324,898)
Net change in cash and cash equivalents	(121,159)	(65,340)
Cash and cash equivalents, beginning of period	317,896	413,539
Cash and cash equivalents, end of period	$196,737	$348,199

Net Revenue by Business, Geography and End Market

(% of total net revenue)	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Sensors	74.3%	71.8%	74.0%	71.3%
Controls	25.7%	28.2%	26.0%	28.7%
Total	100.0%	100.0%	100.0%	100.0%

(% of total net revenue)	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Americas	40.8%	37.8%	39.4%	37.9%
Europe	27.4%	29.0%	28.5%	29.6%
Asia	31.8%	33.2%	32.1%	32.5%
Total	100.0%	100.0%	100.0%	100.0%

(% of total net revenue)	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
European automotive	22.4%	22.8%	23.8%	23.8%
North American automotive	15.9%	16.8%	16.4%	16.1%
Asian automotive	19.9%	20.0%	20.0%	19.9%
Rest of world automotive	0.5%	0.6%	0.5%	0.9%
Heavy vehicle off-road	14.9%	10.6%	12.5%	9.6%
Appliance and heating, ventilation and air-conditioning	8.0%	9.3%	8.7%	10.1%
Industrial	7.7%	9.2%	7.8%	9.2%
All other	10.7%	10.7%	10.3%	10.4%
Total	100.0%	100.0%	100.0%	100.0%

Non-GAAP Measures

Adjusted net income is a non-GAAP financial measure. The Company defines Adjusted net income as follows: Net income before costs associated with financing and other transaction costs; deferred (gain)/loss on other hedges and (gain)/loss on currency remeasurement on debt, net; depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory; deferred income tax and other tax expense; amortization of deferred financing costs; and restructuring and special charges. The Company believes Adjusted net income provides investors with helpful information with respect to the performance of the Company’s operations, and management uses Adjusted net income to evaluate its ongoing operations and for internal planning and forecasting purposes. Adjusted net income is not a measure of liquidity. See the tables below which reconcile Net income to Adjusted net income and projected GAAP earnings per share to projected Adjusted net income per share.

The following unaudited table reconciles the Company’s Net income to Adjusted net income for the three and nine months ended September 30, 2014 and 2013.

(In 000s, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net income	$81,963	$66,022	$214,229	$121,058
Financing and other transaction costs	4,242	—	5,500	9,179
Deferred (gain)/loss on other hedges and (gain)/loss on currency remeasurement on debt, net	7,200	(12,723)	(3,424)	13,595
Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory	36,951	34,130	105,001	101,997
Deferred income tax and other tax expense	(29,008)	12,594	(15,965)	25,560
Amortization of deferred financing costs	1,219	1,028	3,605	3,291
Restructuring and special charges	5,153	(3,188)	3,657	5,605
Total adjustments	$25,757	$31,841	$98,374	$159,227
Adjusted net income	$107,720	$97,863	$312,603	$280,285
Weighted average diluted shares outstanding used in Adjusted net income per share calculation	170,765	178,629	172,611	179,519
Adjusted net income per diluted share	$0.63	$0.55	$1.81	$1.56

The Company’s definition of Adjusted net income includes the current tax expense (benefit) that will be payable (realized) on the Company’s income tax return and excludes deferred income tax and other tax expense. As the Company treats deferred income tax and other tax expense as an adjustment to compute Adjusted net income, the deferred income tax effect associated with the reconciling items would not change Adjusted net income for each period presented. The theoretical current income tax expense/(benefit)associated with the reconciling items above would be as follows: Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory: $0.2 million and $0.3 million for the three months ended September 30, 2014 and 2013, respectively, and $1.0 million and $0.8 million for the nine months ended September 30, 2014 and 2013, respectively; Restructuring and special charges: $0.3 million and ($1.0) million for the three months ended September 30, 2014 and 2013, respectively, and $0.3 million and $0.9 million for the nine months ended September 30, 2014 and 2013, respectively.

The following unaudited table identifies where in the Condensed Consolidated Statement of Operations the adjustments to reconcile Net income to Adjusted net income were recorded for the three and nine months ended September 30, 2014 and 2013.

($ in 000s)	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Cost of revenue	$2,495	$(2,841)	$4,280	$3,156
Selling, general and administrative	5,273	—	6,531	971
Amortization of intangible assets	35,095	33,327	98,943	99,657
Restructuring and special charges	3,483	456	4,404	4,789
Interest expense	1,219	1,028	3,605	3,291
Other, net	7,200	(12,723)	(3,424)	21,803
(Benefit from)/provision for income taxes	(29,008)	12,594	(15,965)	25,560
Total adjustments	$25,757	$31,841	$98,374	$159,227

The following unaudited table reconciles the Company’s projected GAAP earnings per share to projected Adjusted net income per diluted share for the three months ended December 31, 2014 and full year ended December 31, 2014. Amounts in the table below do not include the per share impact of depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory or deferred income tax and other tax expense associated with the acquisition of Schrader International. The amounts in the table below have been calculated based on unrounded numbers. Accordingly, certain amounts may not add due to the effect of rounding.

	Three months ended December 31, 2014		Full year ended December 31, 2014
	Low End	High End	Low End	High End

Projected GAAP earnings per diluted share	$0.15	$0.19	$1.40	$1.44
Financing and other transaction costs	0.06	0.07	0.09	0.10
Deferred gain on other hedges and gain on currency remeasurement on debt, net	—	—	(0.02)	(0.02)
Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory	0.21	0.21	0.81	0.81
Deferred income tax and other tax expense	0.06	0.06	(0.04)	(0.04)
Amortization of deferred financing costs	0.01	0.01	0.03	0.03
Restructuring and special charges	—	—	0.03	0.03
Projected Adjusted net income per diluted share	$0.49	$0.54	$2.30	$2.35
Weighted average diluted shares outstanding used in Adjusted net income per share calculation (in 000s)	170,900	170,900	172,200	172,200

SENSATA TECHNOLOGIES HOLDING N.V.

Notes to unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows

Basis of Presentation
The accompanying unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. This information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the interim condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2014. U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates used may change as new events occur or additional information is obtained. Actual results could differ from those estimates.